Exhibit 4 to
                     Debtors' Joint Reorganization Plan

                  Non-Solicitation and Non-Hire Agreement




                  NON-SOLICITATION AND NON-HIRE AGREEMENT


                  This NON-SOLICITATION AND NON-HIRE AGREEMENT (this "Agreement"), is entered into as of January 28, 2002, by and between ZiLOG, Inc., a Delaware corporation ("ZiLOG"), and TPG Partners II, L.P., a Delaware limited partnership (together with Affiliates (as defined herein), "TPG"). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Plan (as defined herein).

                                 RECITALS:

                  A. ZiLOG and ZiLOG-MOD III, Inc., a Delaware corporation and currently wholly-owned subsidiary of ZiLOG ("MOD III Subsidiary" and together with ZiLOG, the "Companies"), intend to effect a restructuring through a filing a joint plan of reorganization (the "Plan") with United States Bankruptcy Court for the Northern District of California. A copy of the Plan is attached hereto as Exhibit A.

                  B. As a condition to the effectiveness of the Plan, TPG Partners II, L.P. and ZiLOG are entering into this Agreement.

                  NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  Section 1. Definitions. For the purposes of this Agreement, except as otherwise expressly provided, capitalized terms shall have the meanings ascribed to them in this Section 1.

                           1. "Affiliate" shall mean from time to time (i)
any corporation, general partnership, limited partnership, limited liability partnership, trust, company (including, without limitation, any limited liability company or joint stock company) or other organization that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with TPG Partners II, L.P.; and
(ii) any individual in his or her capacity as an officer, director, employee or agent of, or acting for the benefit of the entities referred to in clause (i) above. For purposes hereof, control of any entity by any party shall be deemed to exist only if that party owns more than 50% of the voting securities or other interests of that entity or otherwise has the power to elect or appoint more than 50% of the governing body of that entity.

                           (a) "Cause" shall have the meaning set forth in
the Employment Agreement.

                           (b) "Change in Control" shall have the meaning
set forth in the Employment Agreement.

                           (c) "Employment Agreement" means the Employment
Agreement between James M. Thorburn and ZiLOG dated January 7, 2002.

                           (d) "Good Reason" shall have the meaning set
forth in the Employment Agreement.

                           (e) "TPG Related Parties" shall have the meaning
set forth in the Mutual Release between ZiLOG, MOD III Subsidiary and TPG Partners II, L.P., dated the date hereof.

                  Section 2. Covenant Not to Solicit or Hire.

                           (a) TPG covenants that, during the term of this
Agreement, it shall not, and shall not permit any of its respective Affiliates to, directly or indirectly, personally or through other entities or recruiters: (i) solicit Mr. Thorburn for employment purposes; (ii) hire Mr. Thorburn or engage Mr. Thorburn in any type of employment; or (iii) in any way interfere with or induce Mr. Thorburn to breach the Employment Agreement; provided, however, that Mr. Thorburn may devote up to any average of two days per five-day work week providing part-time services on matters involving TPG, so long as such services do not interfere with the performance of his responsibilities at ZiLOG in any material respect and are not detrimental to ZiLOG in any material respect and Mr. Thorburn ceases providing such services no later than April 1, 2002; provided, further, that so long as such services do not interfere with the performance of his responsibilities at ZiLOG in any material respect and are not detrimental to ZiLOG in any material respect, subject to prior approval of the Board of Reorganized ZiLOG, Mr. Thorburn may serve on up to two boards of directors, including companies affiliated with TPG.

                           (b) ZiLOG may not exercise any power, right,
privilege or remedy under this Agreement or otherwise on account of a breach by TPG under this Section 2 unless it has first delivered written notice to TPG Partners II, L.P., specifying the nature of the breach and then, only if the breach has not been cured within 5 days from the date of delivery of notice.

                  Section 3. Term and Termination.

                           (a) This Agreement shall be effective upon
execution by the parties and continue for the two year period following the effective date under a Conforming Plan; provided that this Agreement shall terminate earlier upon the termination of Mr. Thorburn's employment (x) by ZiLOG other than for Cause, (y) by Mr. Thorburn for Good Reason, or (z) by Mr. Thorburn if he terminates his employment agreement in connection with a Change in Control in accordance with the terms of the Employment Agreement.

                           (b) TPG Partners II, L.P. may terminate this
Agreement by written notice to ZiLOG:

                               (i) any time after March 31, 2002, if a plan of reorganization, which includes (w) the provisions (the "Provisions") of paragraph 8 of the ZiLOG, Inc. Restructuring Term Sheet dated November 16, 2001, a copy of which is attached hereto as Exhibit B (the "Term Sheet"), (x) an agreement by ZiLOG (of which agreement each TPG Related Party shall be a stated third-party beneficiary) that neither of the Companies will assert a claim for preference, fraudulent conveyance or the like against Curtis J. Crawford, or his successors or assigns, to the extent that the assertion of that claim gives rise to a claim by Mr. Crawford, or his successors or assigns, as the case may be, against any one or more of the TPG Related Parties, (y) a provision that, if Mr. Crawford, or his successors or assigns, if appropriate, offers to execute a mutual release of the type called for in the Provisions, such mutual release will include each TPG Related Party as a third-party beneficiary, and (z) payments of cash to shareholders of ZiLOG on substantially the terms outlined in the Plan (together with an appropriate disclosure statement, a plan with such terms in subsections (w) through (z) above, a "Conforming Plan"), --------------- is not filed with the United States Bankruptcy Court on or before March 31, 2002, provided that ZiLOG and the Informal Committee may agree in writing to extend such deadline for an additional thirty days;

                               (ii) any time after June 9, 2002, if the effective date under a Conforming Plan has not occurred on or before June 9, 2002; or

                               (iii) at any time after the filing of a plan of reorganization with the United States Bankruptcy Court, if either ZiLOG or more than 50% of the outstanding principal amount of Senior Notes fail to support a Conforming Plan (by voting against, or withdrawing their respective acceptance of, that plan).

                  Section 4. Specific Performance. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur, no adequate remedy at law would exist and damages would be difficult to determine, and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

                  Section 5. Severability. In the event that any provision of this Agreement, or the application of any such provision to any set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

                  Section 6. Governing Law; Venue.

                           (a) This Agreement shall be construed in
accordance with, and governed in all respects by, the laws of the State of California without regard to conflict of laws principles thereof.

                           (b) Any legal action or other legal proceeding
relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced in any state or federal court located in the Northern District of California. Each party to this
Agreement: (i) expressly and irrevocably consents and submits to the exclusive jurisdiction of each state and federal court located in the Northern District of California, and each appellate court located in the State of California, in connection with any such legal proceeding; (ii) agrees that each state and federal court located in the Northern District of California shall be deemed to be a convenient forum; and (iii) agrees not to assert, by way of motion, as a defense or otherwise, in any such legal proceeding commenced in any state or federal court located in the Northern District of California any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

                           (c) This Section 6 shall survive the termination
of this Agreement.

                  Section 7. No Waiver. No failure by any of the parties to this Agreement to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of the parties in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. The parties shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

                  Section 8. Non-Assignability. This Agreement shall not be assigned, except by operation of law, and shall be binding upon and inure to the benefit of the parties hereto.

                  Section 9. Notices. Any and all notices, demands or other communications required or desired to be given hereunder by any party shall be in writing and shall be validly given or made to another party if served personally, sent via overnight courier (fare prepaid), sent via facsimile, or if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, and delivered to a party hereto as follows (or to such other address as a party hereto shall identify to the other in a like notice):

                           (a) If to ZiLOG, at:

                                 ZiLOG, Inc.
                                 532 Race Street
                                 San Jose, California 95126
                                 Attention: General Counsel

                                 with a copy to:

                                 Skadden, Arps, Slate, Meagher & Flom LLP
                                 525 University Avenue, Suite 1100
                                 Palo Alto, California 94301
                                 Attention: Thomas J. Ivey, Esq.

                           (b) If to TPG, at:

                                 Texas Pacific Group
                                 301 Commerce, Suite 3300
                                 Fort Worth, Texas 76102
                                 Attention: Richard A. Ekleberry

                                 With a copy to:

                                 Piper Marbury Rudnick & Wolfe LLP
                                 1251 Avenue of the Americas
                                 New York, New York 10020
                                 Attention: Barry Shalov

                  Section 10. No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties to the Agreement, and has no third party beneficiaries.

                  Section 11. Captions. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

                  Section 12. Amendment. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the parties sought to be bound by any such amendment, modification, alteration or supplement.

                  Section 13. Counterparts. This Agreement may be executed in any number of counterparts, each of which may shall constitute one and the same agreement.




                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                ZiLOG, INC.


                                By:    /s/
                                       ---------------------------------------
                                       Name:
                                       Title:


                                TPG PARTNERS II, L.P.

                                By:  TPG GENPAR II, L.P.
                                By:  TPG ADVISORS II, INC.


                                By:    /s/
                                       ---------------------------------------
                                       Name:
                                       Title:

Agreed and Acknowledged:


/s/
---------------------------------
James M. Thorburn